Exhibit 99.1

PRESS RELEASE

Press Release # 04023

FOR IMMEDIATE RELEASE...BUSINESS AND FINANCIAL EDITORS

Raymond A. Link	Heidi A. Flannery
VP of Finance & Administration, CFO

Investor Relations Counsel

TriQuint Semiconductor, Inc.	Fi. Comm
Tel: (503) 615-9435	Tel: (503) 203-8808
Fax: (503) 615-8904	Fax: (503) 203-6833
Email: rlink@tqs.com

Email: heidi.flannery@ficomm.com

TRIQUINT SEMICONDUCTOR, INC. ANNOUNCES RESULTS
FOR THE QUARTER ENDED SEPTEMBER 30, 2004

Hillsboro, Oregon – October 21, 2004 - TriQuint Semiconductor, Inc. (Nasdaq: TQNT) today reported its financial results for the quarter ended September 30, 2004.

Summary Financial Results and Highlights for the Quarter Ended September 30, 2004:

•                  Revenues of $89.7 million grew 13.9% compared to the quarter ended September 30, 2003, due to increased sales of products for the wireless handset market, wireless infrastructure including base station and point-to-point radio applications, and wireless LAN. Revenues declined 3.2% from the quarter ended June 30, 2004, as previously forecasted, due to lower sales of products for base stations, satellite, wireless LAN and optical networking.

•                  Revenues from wireless handsets increased 2.3% over the second quarter of 2004 and grew 13% over the quarter ended September 30, 2003.

•                  Unit shipments of SAW filters were our third highest quarterly total. SAW filter volume grew approximately 27% in the third quarter of 2004 compared to the third quarter of 2003. Revenues for integrated SAW based front end modules grew 148% over the second quarter of 2004.

•                  Revenues from GSM power amplifier modules grew 31.5% over the second quarter of 2004. TriQuint’s new products continue to gain share in this market.

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•                  The net loss for the quarter of $4.1 million, equal to a per share loss of $0.03, improved over the per share loss of $0.04 for the quarter ended September 30, 2003. The loss for the quarter ended September 30, 2004, is in line with TriQuint’s guidance given on September 7, 2004.

•                  The gross margin for the quarter of 23.6% declined from the previous quarter due to lower revenue and a write off of excess and obsolete inventory associated with certain optical networking products.

•                  Other income included a net gain of $2.2 million from foreign currency.

•                  Cash, cash equivalents and short and long term investments increased to $362.9 million at September 30, 3004. TriQuint did not repurchase any of its 4% convertible notes during the third quarter.

•                  Bookings were down in the quarter and the book-to-bill ratio was .81 to 1.

Commenting on the results for the quarter ended September 30, 2004, Ralph Quinsey, President and CEO, stated, “I believe the key elements of our strategy are being successfully executed with good results but we had a soft order rate in the quarter. The order rate for the second half of this year is not characteristic of the overall momentum TriQuint Semiconductor is generating. We are winning where we have focused strategically. We are gaining share in the handset market with RF SAW filters and filter modules, duplexers and GSM power amplifier modules. We are successfully building our military business and expanding our footprint in our infrastructure and broadband businesses. In summary, I believe the softness in orders reflects an inventory correction by some of our customers in reaction to a very strong first half of 2004 in handsets, base stations and foundry and does not reflect a loss of market share by TriQuint.

With respect to our optoelectronics business, our most significant profitability concern, we are continuing to explore alternatives that will reduce our cost, including some that we have already announced such as selling of the building in Pennsylvania, eliminating certain product lines, selling excess equipment, and others such as streamlining the operation, strategic alliances with other optoelectronic companies and other solutions.”

Outlook for the Fourth Quarter 2004:

Based on the Company’s bookings for the third quarter and forecasts from its customers and sales force, TriQuint projects revenues will range between $76 million and $80 million for the quarter. Operating expenses are projected at between $28 million and $29 million and the gross margin is projected to be between 25% and 28%. TriQuint is projecting a loss per share of between $0.05 and $0.07 for the quarter. This forecast is exclusive of a potential non-cash impairment charge related to the carrying value of the Company’s optoelectronics assets and gallium arsenide fabs and other costs, which are currently under review.

A summary table of TriQuint’s financial guidance for 2004 is available on the “Investors” section of TriQuint’s web site.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 PM PDT to discuss the results for the quarter as well as future expectations of the Company. The call can be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.tqs.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (303) 590-3000, passcode 11008777#.

About TriQuint:

TriQuint Semiconductor, Inc. (Nasdaq: TQNT) is a leading supplier of high performance products for communications applications. The company focuses on the specialized expertise, materials and know-how for RF/IF and optical applications. The company enjoys diversity in its markets, applications, products, technology and customer base. Markets include wireless phones, base stations, optical networks, broadband and microwave, and aerospace and defense. TriQuint provides customers with standard and custom product solutions as well as foundry services. Products are based on advanced process technologies including gallium arsenide, indium phosphide, silicon germanium, and surface acoustic wave (SAW). TriQuint customers include major communications companies worldwide. TriQuint has manufacturing facilities in Oregon, Texas, Pennsylvania and Florida, as well as production assembly plants in Costa Rica and Mexico, plus sales/application support offices in China and design centers in New England, Germany and Taiwan. All manufacturing and production facilities are registered to the ISO9001:2000 international quality standard.

TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at 503/615-9000 (fax 503/615-8900). Visit the TriQuint web site at http://www.triquint.com.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of TriQuint’s anticipated gains in market share, revenues, gross margins, operating results, projected loss per share, potential impairment charges, and customer acceptance and demand for TriQuint’s products involve risks and uncertainties. The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing such words as “anticipates,” “believes,” “estimates,”  “expects,” “hopeful,” “intends,” “plans,”  “projects,” or similar terms are considered to contain uncertainty and are forward-looking statements. A number of factors affect TriQuint’s operating results and could cause its actual future results to differ materially from any results indicated in this press release or in any other forward-looking statements made by, or on behalf of TriQuint, including those related to market conditions, market share and TriQuint’s projections for the fourth quarter of 2004. TriQuint cannot provide any assurance that future results will meet expectations. Results could differ materially based on various factors, including TriQuint’s performance, demand for its products, internal operating results and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can also be accessed at the SEC web site, www.sec.gov.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties. TriQuint does not assume the obligation to update any forward-looking statements.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Quarters Ended			Nine Months Ended
	September 30, 2004	June 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003

Revenues	$89,729	$92,648	$78,794	$272,280	$223,264
Cost of sales	68,510	62,610	55,351	191,543	165,173
Gross profit	21,219	30,038	23,443	80,737	58,091

Operating expenses:
Research, development and engineering	14,820	15,340	15,834	46,235	50,896
Selling, general and administrative	11,612	13,591	11,536	37,509	41,744
In-process research and development	—	—	—	—	500
Lease termination costs	—	—	—	—	41,962
Total operating expenses	26,432	28,931	27,370	83,744	135,102

Income (loss) from operations	(5,213)	1,107	(3,927)	(3,007)	(77,011)

Interest income (expense) and other	1,308	(1,238)	(1,680)	(1,253)	(4,504)

Gain on retirement of debt	—	539	—	539	—
Other income (expense), net	1,308	(699)	(1,680)	(714)	(4,504)
Income (loss) before income tax	(3,905)	408	(5,607)	(3,721)	(81,515)

Income tax expense	182	121	157	78	324
Net income (loss)	$(4,087)	$287	$(5,764)	$(3,799)	$(81,839)

Per share net income (loss):
Basic	$(0.03)	$—	$(0.04)	$(0.03)	$(0.61)
Diluted	$(0.03)	$—	$(0.04)	$(0.03)	$(0.61)

Weighted-average shares outstanding:
Basic	137,432	136,592	134,187	136,590	133,648
Diluted	137,432	140,666	134,187	136,590	133,648

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2004	June 30, 2004	December 31, 2003
Assets
Current assets:
Cash, cash equivalents and investments	$171,206	$149,433	$280,130
Accounts receivable, net	49,631	49,406	41,911
Inventories, net	62,599	66,547	65,286
Other current assets	27,845	26,694	14,089
Assets held for sale, net	24,037	23,323	24,423
Total current assets	335,318	315,403	425,839

Investments in marketable securities	191,654	211,188	120,134
Property, plant and equipment, net	213,689	216,663	221,678
Other, net	8,590	9,797	25,149
Total assets	$749,251	$753,051	$792,800

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$54,393	$55,287	$55,717
Total current liabilities	54,393	55,287	55,717

Other long-term liabilities	8,171	8,079	8,207
Convertible subordinated notes	223,755	223,755	268,755
Total liabilities	286,319	287,121	332,679

Stockholders’ equity	462,932	465,930	460,121
Total liabilities and stockholders’ equity	$749,251	$753,051	$792,800

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarters Ended			Nine Months Ended
	September 30, 2004	June 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	76.4%	67.6%	70.2%	70.3%	74.0%
Gross profit	23.6%	32.4%	29.8%	29.7%	26.0%

Operating expenses:
Research, development and engineering	16.5%	16.6%	20.1%	17.0%	22.8%
Selling, general and administrative	12.9%	14.7%	14.6%	13.8%	18.7%
In-process research and development	0.0%	0.0%	0.0%	0.0%	0.2%
Lease termination costs	0.0%	0.0%	0.0%	0.0%	18.8%
Total operating expenses	29.4%	31.3%	34.7%	30.8%	60.5%

Income (loss) from operations	-5.8%	1.1%	-4.9%	-1.1%	-34.5%

Interest income (expense) and other	1.4%	-1.3%	-2.2%	-0.5%	-2.0%
Gain on retirement of debt	0.0%	0.6%	0.0%	0.2%	0.0%
Other income (expense), net	1.4%	-0.7%	-2.2%	-0.3%	-2.0%

Income (loss) before income tax	-4.4%	0.4%	-7.1%	-1.4%	-36.5%
Income tax expense	0.2%	0.1%	0.2%	0.0%	0.1%
Net income (loss)	-4.6%	0.3%	-7.3%	-1.4%	-36.6%